PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus February 17, 2006)                     REGISTRATION NO. 333-96061


                                    HOLDERS
                             INTERNET ARCHITECTURE
                                [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                         Share         Trading
                  Name of Company           Ticker      Amounts        Market
     -----------------------------------  ----------  -----------  -------------
     3Com Corporation                        COMS          3           NASDAQ
     Adaptec, Inc.                           ADPT          1           NASDAQ
     Apple Computer, Inc.                    AAPL          4           NASDAQ
     Ciena Corporation(1)                   CIEND     .285714286       NASDAQ
     Cisco Systems, Inc.                     CSCO         26           NASDAQ
     Dell Inc.                               DELL         19           NASDAQ
     EMC Corporation                         EMC          16            NYSE
     Extreme Networks, Inc.                  EXTR          2           NASDAQ
     Foundry Networks, Inc.                  FDRY          1           NASDAQ
     Gateway, Inc.                           GTW           2            NYSE
     Hewlett-Packard Company                 HPQ       22.2225          NYSE
     International Business Machines
        Corporation                          IBM          13            NYSE
     Juniper Networks, Inc.                  JNPR          2           NASDAQ
     McDATA Corporation                     MCDTA    0.588910419       NASDAQ
     Network Appliance, Inc.                 NTAP          2           NASDAQ
     Napster, Inc.                           NAPS       0.1646         NASDAQ
     Sun Microsystems, Inc.                  SUNW         25           NASDAQ
     Sycamore Networks, Inc.                 SCMR          2           NASDAQ
     Symantec Corp.                          SYMC     1.0039106        NASDAQ
     Unisys Corporation                      UIS           2            NYSE

(1) The quantity of shares of Ciena Corporation ("CIEN") represented by each 100 share round lot of Internet Architecture HOLDRS decreased, from 2, to
0.28571428571 shares due to the 1 for 7 reverse stock split of Ciena Corporation. Effective September 25, 2006 Ciena Corporation began trading under the NASDAQ ticker "CIEND."



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.


          The date of this prospectus supplement is September 30, 2006.